QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38030) dated May 30, 2000 pertaining to the 1998 Stock Plan and 1999 Employee Stock Purchase Plan of NetRatings, Inc., of our report dated January 19, 2001, with respect to the financial statements of NetRatings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

Palo Alto, California
March 29, 2001

QuickLinks

Consent of Independent Auditors